December 21, 2000

                      LETTER OF INTENT

Between:  PlayandWin, Inc.
          7050 Weston Rd., Suite #500
          Vaughn, Ontario
          L4L 8G7

          TrackPower, Inc.
          67 Wall Street, Suite 2211
          New York, New York
          10005

1.   Background:

  1.1 PlayandWin, Inc. (PWIN) holds the exclusive license to Racingo concept for the Internet as well as North American on-track and off-track versions of Racingo. Playandwin, Inc. retains the right of first refusal to introduce the Racingo concept internationally and to other venues (i.e. cruise ship lines, airlines, Native American gaming and bingo) from Racingo Investments Ltd. PlayandWin, Inc., through it 100% wholly owned subsidiary, Lynx Gaming is a partner in Racingo Investments Ltd.
1.2 Racingo is a pari-mutuel, `Bingo-type', proprietary game, protected worldwide by trademarks and patents, with the outcome based on a series of horse races.
1.3 TrackPower, Inc. ("TrackPower") is a publicly traded on the NASDAQ Over-the-counter-bulletin-Board: TPWR.
1.4 TrackPower Interactive ("TPI"), a wholly owned subsidiary of TrackPower, Inc., is currently preparing to launch an ATM/information kiosk network within the Gaming industry. It is also creating an enhanced interactive video and information service for horseracing in conjunction with Inetcable.com, Inc.
1.5 TPI is a party to various contracts ("TPI Contracts") with racetracks, broadcasters, gaming technology developers, and satellite operators, which facilitate the operation of the TPI business.

2.   Acquisition of TPI

  2.1 PWIN will acquire the following assets from TPI, including all related interests, contracts and licenses, subject to any required Regulatory, Shareholder and Board approvals ("Approvals"):

       (i) the ATM/information kiosk business plan and related contracts,

       (ii)  Inetcable, Inc. contracts and broadcasts strategy, and
       (iii) All Comp-U-Race, Inc. shares.
       (iv)  The TPI Business and any TPI Domains, URL's and
             Trademarks, including, but not limited to, the www.compuraceinc.com domain name and the Comp-U-Race Inc. trademark.
       (v) Rights and obligations in other contracts necessary and relevant to the operation of the TPI Business.

  2.2 In consideration for the above noted assets, PWIN shall provide TPI with the following at the closing:

       (i)  20,000,000 fully paid common shares of PWIN (NASDAQ
            OTTB: PWIN), which shares will be subject to statutory resale restrictions, as required by any applicable law or regulations;

       (ii) Warrants to acquire 5,000,000 common shares of PWIN
            (NASDAQ: PWIN):

            1,000,000 @ US$1.00
            1,000,000 @ US$1.50
            1,000,000 @ US$2.00
            1,000,000 @ US$2.50
            1,000,000 @ US$3.00

       (iii)PWIN will pay TrackPower a perpetual royalty of 5% of TPI's net revenues.

3.   Representations and Warranties

  3.1  Each   Party   will   grant   the   other   customary
       representations and warranties. Without limitation, each Party represents and warrants to the other as follows:

     a) that it has the full power, right and authority to enter into this Agreement and to perform its obligations under this Agreement;

     b) that it has no prior commitments, arrangements or agreements with any other person, entity or corporation which might interfere with or preclude it from carrying out its obligations;
     c) that the audited financial statements in respect of it which it has provided to the other Parties provide a true and fair view of its financial position as at the balance date referable to those accounts; and
     d) the assets referred to in article 2.1 herein are held by TPI free of any encumbrances, liens, debts or other interests.

4.   Confidential Information

  4.1 The Parties acknowledge that all information relating to the other parties and their respective businesses, including, without limitation, each others' business plans, operations, contracts, negotiations, and technology not in the public domain, and all information in the public domain which has been made public by a Party in breach of this Part 4 ("confidential Information") is confidential. Each Party will be required to make available such Confidential Information for, among other things, due diligence inquiries of each of the other Parties.
  4.2 Each Party will use its best efforts to ensure that Confidential Information is maintained in confidence. A party need not comply with clause 4.2 to the extent that:

     a)   Disclosure is required by applicable law; or
     b) Disclosure is made to an employee, agent, consultant or adviser provided such disclosure is limited to disclosure required on a "need-to-know" basis and that third party undertakes to be bound by the confidentiality undertakings under this Part 4.

  4.3 Each recognizes that TrackPower and PWIN are obliged by the listing rules of the stock exchange on which its shares are traded ("Listing Rules") and other applicable law to disclose material information relevant to its business.

5.   Governing Law

  5.1 This Term Sheet is governed by the laws of the State of Nevada, United States of America and the Federal laws in force in that State.

6.   Term and Termination

  6.1 This term sheet is effective for 30 days from signing, or will expire in 30 days from signing without both parties mutually agreeing to an extension.
  6.2 The parties agree to work on a "best-efforts" basis to have formal documentation completed within 30 days.
  6.3 This agreement is subject to due diligence and necessary approvals.

7.   Expression of Intent

  7.1 The foregoing is merely an expression of our intent, but does not constitute a complete statement of, a legally binding or enforceable agreement or commitment on the part of, PWIN or TrackPower with respect to the matters described herein. The terms set forth herein shall serve as a guide for the preparation of legally binding agreements that may be prepared and executed between PWIN and TrackPower. Any agreement between the parties concerning the matters described herein, shall be subject to definitive agreements to be negotiated between the parties and the receipt by each party of all necessary corporate approvals.

Executed as an Agreement

Dated this 22nd Day of December 2000.



Signed for and on behalf of:  Signed for and on behalf of:

PLAYANDWIN, INC.              TRACKPOWER, INC.

Signature: /s/ Stewart Garner Signature: /s/ John G. Simmonds

Name: Stewart Garner          Name: John G. Simmonds

Position: President           Position: C.E.O